Exhibit 3.1
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
LEXINGTON STRATEGIC ASSET CORP.
     THE UNDERSIGNED, for the purpose of amending and restating the Certificate of Incorporation of a Delaware corporation pursuant to §245 of the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies that:
     1. The name of the corporation is Lexington Strategic Asset Corp. (hereinafter called the “Corporation”). The date of filing the Corporation’s original Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Secretary of State”) was August 24, 2005 and there have been no amendments or restatements thereto filed with the Secretary of State.
     2. The Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety pursuant to the Amended and Restated Certificate of Incorporation hereinafter provided for.
     3. The Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of §§141, 242 and 245 of the DGCL.
     4. The text of the Certificate of Incorporation of the Corporation is herein amended and restated to read as herein set forth in full:
[CONTINUED ON FOLLOWING PAGE]

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
LEXINGTON STRATEGIC ASSET CORP.
          The undersigned, for the purpose of incorporating a corporation under the Delaware General Corporation Law (the “DGCL”), does hereby certify as follows:
ARTICLE I
     The name of the corporation is Lexington Strategic Asset Corp. (the “Corporation”).
ARTICLE II
     The address of the registered office of the Corporation in the State of Delaware is 9 East Loockerman Street, City of Dover, County of Kent. The name of the Corporation’s registered agent at such address is National Registered Agents, Inc.
ARTICLE III
     The purpose for which the Corporation is organized is to conduct any lawful business, and to promote any lawful act or activity for which corporations may be organized under the DGCL.
ARTICLE IV
     1. Authorized Capital Stock. This Corporation is authorized to issue two (2) classes of shares of stock, designated as “Common Stock” and “Preferred Stock” respectively. The total number of shares of Common Stock authorized to be issued is 100,000,000 shares, par value $0.0001 per share. The total number of shares of Preferred Stock authorized to be issued is 50,000,000 shares, par value $0.0001 per share. The Board of Directors of the Corporation (the “Board of Directors”) may classify and reclassify any unissued shares of Common Stock or Preferred Stock into other classes or series of stock. Prior to issuance of shares of each class or series, the Board of Directors shall set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms or conditions of redemption for each class or series of stock pursuant to a resolution adopted by the Board of Directors and/or provided in the DGCL.
     2. Designation of Series of Preferred Stock. The Board of Directors of the Corporation is authorized, subject to any limitations prescribed by the DGCL, to provide for the issuance of shares of Preferred Stock in one or more series, and, by filing a Certificate of Designation pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, to fix the rights, preferences, privileges and powers of the shares of each such series, including the voting powers thereof, if any, and such relative, participating, optional or other rights and any qualifications, limitations or restrictions thereof, and to increase (but not above the total number of authorized shares of the class) or decrease the number of shares of any such series (but not below the number of shares of such series then outstanding), each of the foregoing as established pursuant to a resolution adopted by the Board of Directors of the Corporation and as provided in the DGCL. In the event that the number of shares of any series shall be decreased in accordance with the foregoing sentence, then the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares in such series.
     Any new series of Preferred Stock may be designated, fixed and determined as provided herein by the Board of Directors without approval of the holders of any class of the capital stock of the Corporation or any series thereof, and any such new series of Preferred Stock shall have such powers, preferences, privileges and relative, participating, optional or other rights, including, without limitation, voting rights, dividend rights, liquidation rights, redemption rights and conversion rights, senior to, junior to or pari passu with the rights of any other class of the capital stock of the Corporation, or any future class or series thereof.
ARTICLE V
     Subject to the express terms of the Preferred Stock or any series thereof as may be designated by the Board of Directors, the rights, preferences, privileges and restrictions granted to and imposed upon the Common Stock are as follows:
     1. Dividend Rights. The holders of Common Stock shall be entitled to receive, when, if and as declared by the Board of Directors, out of the assets of the Corporation legally available therefor, such dividends or distributions as may be declared from time to time by the Board of Directors.
     2. Liquidation Rights. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (“Liquidation”), the funds and assets that may be legally distributed to the Corporation’s stockholders shall be distributed among the holders of the then outstanding Common Stock pro rata according to the number of shares of Common Stock held by each holder thereof.
     3. Voting Rights. Each share of Common Stock shall entitle the holder thereof to one (1) vote on any matter submitted to a vote of the stockholders. Unless otherwise set forth in the Bylaws of the Corporation, stockholders may not vote by written consent.
     4. Redemption. The Common Stock is not redeemable.
     5. Conversion Rights. The Common Stock shall not be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same class of the Corporation’s capital stock.
     6. Preemptive Rights. No holder of Common Stock shall have any preemptive rights with respect to the Common Stock or any other securities of the Corporation, or to any obligations convertible (directly or indirectly) into securities of the Corporation whether now or hereafter authorized.
ARTICLE VI
          The name and the mailing address of the incorporator of the Corporation is:

Name	Mailing Address

Keith M. Wixson	Paul, Hastings, Janofsky & Walker LLP
75 East 55th Street
New York, NY 10022-3205
ARTICLE VII
     The number of directors that shall constitute the Board of Directors shall be fixed from time to time by a resolution duly adopted by the Board of Directors. Any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and then only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors. For the purpose of this Article VII, “cause” shall mean, with respect to any particular director, conviction of a felony or a final judgment of a court of competent jurisdiction holding that such director caused demonstrable, material harm to the Corporation through bad faith or active and deliberate dishonesty.
ARTICLE VIII
     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind the Bylaws of the Corporation.
ARTICLE IX
     Election of directors at an annual or special meeting of stockholders need not be by written ballot unless the Bylaws of the Corporation so provide.
ARTICLE X
     Unless otherwise required by law, special meetings of the stockholders of the Corporation, for any purpose or purposes, may be called only by (i) a majority of the Board of Directors, (ii) the Chairman of the Board of Directors, (iii) the Chief Executive Officer of the Corporation or (iv) the holder or holders of 25% or more of the outstanding capital stock of the Corporation entitled generally to vote in the election of directors.
ARTICLE XI
     To the fullest extent permitted by the DGCL, as the same may be amended from time to time, or any other applicable laws presently or thereafter in effect, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the DGCL is hereafter amended to authorize, with the approval of a corporation’s stockholders, further elimination of the liability of a corporation’s directors for breach of fiduciary duty, then a director of the Corporation shall not be liable for any such breach to the fullest extent permitted by the DGCL, as so amended. No amendment or repeal of this provision will deprive a director of the benefits of this Article XI with respect to any act or omission occurring prior to such amendment or repeal.
ARTICLE XII
     1. Right to Indemnification. The Corporation shall, to the fullest extent permitted by the DGCL, as the same may be amended from time to time, or any other applicable laws presently or thereafter in effect, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether brought by or in the right of the Corporation or otherwise, by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation and is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding. The right to indemnification shall extend to the heirs, executors, administrators and estate of any such director or officer. The right to indemnification provided in this Article XII (a) will not be exclusive of any other rights to which any person seeking indemnification may otherwise be entitled, including without limitation, pursuant to any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in their official capacities and as to action in another capacity while holding such office, and (b) will be applicable to matters otherwise within its scope whether or not such matters arose or arise before or after the adoption of this Article XII. Without limiting the generality or the effect of the foregoing, the Corporation may adopt bylaws, or enter into one or more agreements with any person, that provide for indemnification greater or otherwise different than that provided in this Article XII or the DGCL, and any such agreement approved by the Board of Directors will be a valid and binding obligation of the Corporation regardless of whether one or more members of the Board of Directors, or all members of the Board of Directors, are parties thereto or to similar agreements. Any amendment or repeal of, or adoption of any provision inconsistent with, this Article XII will not adversely affect any right or protection existing hereunder, or arising out of events occurring or circumstances existing, in whole or in part, prior to such amendment, repeal or adoption, and no such amendment, repeal or adoption will affect the legality, validity or enforceability of any agreement entered into or right granted prior to the effective date of such amendment, repeal or adoption.
     2. Right to Advancement of Expenses. The right to indemnification conferred in Section 1 of this Article XII shall include the right to be paid by the Corporation the expenses (including, without limitation, attorneys’ fees and expenses) reasonably incurred in defending any such action, suit or proceeding in advance of its final disposition (an “Advancement of Expenses”); provided, however, that, if the DGCL so requires, an Advancement of Expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such person is not entitled to be indemnified for such expenses under this Section 2 or otherwise. The rights to indemnification and to the Advancement of Expenses conferred in Sections 1 and 2 of this Article XII shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.
     3. Merger or Consolidation. For purposes of this Article XII, references to the “Corporation” shall include, in addition to the resulting Corporation, any constituent Corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent Corporation, or is or was serving at the request of such constituent Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article XII with respect to the resulting or surviving Corporation as he or she would have with respect to such constituent Corporation if its separate existence had continued.
ARTICLE XIII
     The Corporation is to have perpetual existence.
ARTICLE XIV
     Prior to the date a registration statement with respect to the Common Stock becomes effective under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any other jurisdiction, the Corporation shall limit the ownership of each class of stock by “benefit plan investors”, as that term is defined in regulations issued by the U.S. Department of Labor (“DOL”) at 29 C.F.R. § 2510.3-101, et seq. (the “DOL Plan Assets Regulation”), to less than 25% of the total value of such class of stock that is outstanding such that participation in any class of stock of the Corporation by benefit plan investors shall not be “significant”, as that term is defined in the DOL Plan Assets Regulation. Accordingly, Common Stock holders may not transfer any of their shares to a “benefit plan investor” and any purported transfer of shares of stock of the Corporation to any “benefit plan investor” shall be void ab initio. Notwithstanding the foregoing, if such a purported transfer is not treated as void ab initio for any reason, the shares transferred in such violation will automatically be transferred to a charitable trust for the benefit of a charitable beneficiary, and the purported transferee will acquire no right in such stock. Transferors of shares prior to the date that a registration statement with respect to the Common Stock shares becomes effective under the Securities Act will be required to obtain and provide to the Board of Directors a transferee letter pursuant to which the transferee represents and warrants that it is not, and will not at any time prior to the date that a registration statement with respect to the Common Stock shares becomes effective under the Securities Act, be a “benefit plan investor”.
     If benefit plan investor participation in stock of the Corporation is significant at any time prior to the date that a registration statement with respect to the Common Stock shares becomes effective under the Securities Act, the Board of Directors may take certain actions to avoid the assets of the Corporation being treated as “plan assets” under the DOL Plan Assets Regulation, including redeeming shares of stock owned by any “benefit plan investor”.

ARTICLE XV
     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred in this Certificate of Incorporation on the stockholders of the Corporation are granted subject to this reservation. This Certificate of Incorporation may be amended only by the affirmative vote of the holders of not less than a majority of all of the votes entitled to be cast on the matter, except for those provisions of Article VII relating to the removal of directors, which may be amended only by the affirmative vote of the holders of not less than two-thirds of all of the votes entitled to be cast on the matter.

     IN WITNESS WHEREOF, I have hereunto signed my name this 4th day of October, 2005.

T. Wilson Eglin
Chief Executive Officer and President